                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                             TRIPATH IMAGING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             TRIPATH IMAGING, INC.

                              780 Plantation Drive
                            Burlington, North Carolina 27215
                                     (336) 222-9707

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               To be held on May 23, 2002

       Notice is hereby given that the 2002 Annual Meeting of Stockholders of TriPath Imaging, Inc. will be held on Thursday, May 23, 2002, at 10:00 a.m. at the Country Suites, 3211 Wilson Drive, Burlington, North Carolina, to consider and act upon the following matters:

1. To elect one member of our Board of Directors to serve for a three-year term as a Class II Director.

2. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock by 26,000,000 shares from 49,000,000 to 75,000,000 shares.

3. To approve an amendment to our Amended and Restated 1996 Equity Incentive Plan to increase the number of shares of our common stock available for issuance under the plan by 1,725,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

       Only stockholders of record at the close of business on April 12, 2002 will be entitled to vote at the meeting.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                         By order of the Board of Directors,
                                         Steven N. Farber
                                         Secretary
April 24, 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
GENERAL INFORMATION.........................................     1
SHARE OWNERSHIP.............................................     3
PROPOSAL 1     ELECTION OF DIRECTORS........................     6
PROPOSAL 2     APPROVAL OF AMENDMENT TO OUR RESTATED
               CERTIFICATE OF INCORPORATION.................    10
PROPOSAL 3     APPROVAL OF AMENDMENT TO OUR EQUITY INCENTIVE
               PLAN.........................................    12
EXECUTIVE COMPENSATION......................................    16
      Compensation Committee Report on Executive
       Compensation.........................................    16
      Elements of Executive Compensation....................    16
SUMMARY COMPENSATION TABLE..................................    18
OPTION GRANTS IN LAST FISCAL YEAR...........................    19
      Comparative Stock Performance Graph...................    21
COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION AND
  CERTAIN TRANSACTIONS......................................    22
REPORT OF THE AUDIT COMMITTEE...............................    22
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    23
INFORMATION CONCERNING AUDITORS.............................    23
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING...........    23
ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND
  NOMINATIONS...............................................    23
OTHER MATTERS...............................................    24
APPENDIX A -- TRIPATH IMAGING, INC. AUDIT COMMITTEE
              CHARTER.......................................   A-1
APPENDIX B -- TRIPATH IMAGING, INC. -- AMENDED AND RESTATED
              1996 EQUITY INCENTIVE PLAN....................   B-1

                             TRIPATH IMAGING, INC.
                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

       Our Board of Directors is soliciting your proxy for use at our 2002 Annual Meeting of Stockholders to be held on Thursday, May 23, 2002, at 10:00 a.m. at the Country Suites, 3211 Wilson Drive, Burlington, North Carolina, and at any adjournments of the meeting. This Proxy Statement and the enclosed proxy card are first being mailed or given on or about April 24, 2002 to all of our stockholders entitled to notice of and to vote at the meeting.

       WHO CAN VOTE. You may vote your shares of our common stock at the meeting if you were a stockholder of record at the close of business on April 12, 2002, the record date. On that date, we had 37,454,684 shares of common stock issued and outstanding. You are entitled to one vote for each share of common stock that you held on the record date.

       HOW TO VOTE YOUR SHARES. You may vote your shares either by proxy or by attending the annual meeting and voting in person. If you choose to vote by proxy, please complete, date, sign and return the proxy card in the enclosed postage-prepaid envelope. The proxies named in the proxy card will vote your shares in accordance with your voting instructions given on the proxy card. If you sign the proxy card but do not give specific instructions with respect to one or more of the proposals contained in this proxy statement, the proxies will vote your shares in favor of each of the proposals as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

       PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING. The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director, an amendment to our Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue and an amendment to our Amended and Restated 1996 Equity Incentive Plan (the "Equity Incentive Plan") to increase the number of shares of common stock we may issue under the plan.

       QUORUM. A quorum of stockholders is required in order to transact business at the meeting. A majority in interest of the issued and outstanding shares of common stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

       NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the three proposals that are scheduled to be presented at the meeting is as follows:

                        PROPOSAL                                REQUIRED VOTE
                        --------                                -------------
         -  Election of a nominee as a director.   Affirmative vote representing a
                                                   plurality of the votes cast for or
                                                   against the nominee.

         -  Amendment to our charter to increase   Affirmative vote representing a
            the authorized number of shares of     majority of the outstanding shares of
            common stock.                          our common stock.

         -  Amendment to our Equity Incentive      Affirmative vote representing a
            Plan to increase the number of         majority of the shares of our common
            shares available for issuance under    stock present or represented at the
            the plan.                              meeting and entitled to vote.

       ABSTENTIONS AND BROKER NON-VOTES. A broker non-vote on a proposal results from a proxy submitted by a broker that does not indicate a vote for one or more proposals because the broker does not have discretionary voting authority and the customer did not send the broker instructions on how to vote on the proposal. If the broker does not have instructions with respect to a matter, and is barred by law or by Nasdaq regulations from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will not be counted as votes cast in the election of directors. In voting on the proposal to amend our charter, abstentions and broker non-votes will count as votes against the proposal. In voting on the proposal to amend the Equity Incentive Plan, abstentions will count as votes against the amendment and broker non-votes will not be counted.

       DISCRETIONARY VOTING BY PROXIES ON OTHER MATTERS. The meeting is called for the purposes set forth in the notice. Aside from the three proposals discussed in this proxy statement, we do not know of any other proposals that may be presented at the annual meeting. If another matter is properly presented for consideration at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

       HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy at any time before we exercise it by submitting a written notice of revocation or a duly executed proxy bearing a later date to our Assistant Secretary or by voting in person at the meeting. If your shares are held in a brokerage or bank account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

       EXPENSES OF SOLICITATION. We will bear all costs of soliciting proxies. We will, upon request, reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of our common stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

                                SHARE OWNERSHIP

       The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of April 1, 2002 by:

       - each person known by us to own beneficially 5% or more of our common stock;

       - each Named Executive Officer (as defined in "Executive Compensation" below);

       -  each of our directors; and

       -  all of our current directors and executive officers as a group.

       The number of shares beneficially owned by each person listed below includes any shares over which the person has sole or shared voting or investment power as well as shares which the person has the right to acquire upon the exercise of any options or other rights exercisable within the 60-day period following April 1, 2002. Unless otherwise noted, each person has sole investment and voting power over the shares listed in the table. The percentage ownership of each person listed in the table was calculated using the total number of shares outstanding on April 1, 2002, plus any shares that person could acquire upon the exercise of any options or other rights exercisable within the 60-day period following April 1, 2002.

                                                                SHARES OF COMMON
                                                               STOCK BENEFICIALLY
                                                                     OWNED
                                                              --------------------
BENEFICIAL OWNER                                                SHARES     PERCENT
----------------                                              ----------   -------
Roche Holding Ltd. affiliated entities(1)...................  12,950,680    34.58%
Grenzacherstrasse 124
Postfach
CH-4070 Basel
Switzerland

Becton, Dickinson and Company...............................   2,500,000     6.67%
1 Becton Drive
Franklin Lakes, NJ 07417

Credit Suisse First Boston(2)...............................   2,170,098     5.79%
11 Madison Avenue
New York, New York 10010

Zesiger Capital Group LLC(3)................................   2,062,803     5.51%
320 Park Avenue, 30th Floor
New York, NY 10022

Paul R. Sohmer, M.D.(4).....................................     391,957     1.05%

Stephen P. Hall(5)..........................................      18,748        *

Ray W. Swanson, Jr.(6)......................................      37,082        *

John G.R. Hurrell(7)........................................      10,415        *

Thomas Gahm, Ph.D.(8).......................................     201,051        *

Mary K. Norton(9)...........................................     101,365        *

                                                                SHARES OF COMMON
                                                               STOCK BENEFICIALLY
                                                                     OWNED
                                                              --------------------
BENEFICIAL OWNER                                                SHARES     PERCENT
----------------                                              ----------   -------
Robert E. Curry, Ph.D.(10)..................................   2,176,098     5.81%

Haywood D. Cochrane, Jr.(11)................................      40,000        *

Thomas A. Bonfiglio, M.D.(12)...............................      32,064        *

David A. Thompson(13).......................................      60,699        *

Richard A. Charpie, Ph.D.(14)...............................       6,000        *

David H. Robison(15)........................................     146,612        *

Roger W. Martin(16).........................................      49,788        *

All current executive officers and directors as a group (9
  persons)(17)..............................................   2,784,524     7.43%

---------------------------

  * Indicates less than 1%.

 (1) Includes 5,000,000 shares held by Roche International Ltd., a Bermuda corporation ("Roche") and 2,950,680 shares held by Roche Image Analysis Systems, Inc., a Delaware corporation ("RIAS"). Roche is a wholly-owned subsidiary of Canadian Pharmholding Ltd., a Canadian corporation ("Pharmholding"), which is in turn a wholly-owned subsidiary of SAPAC Corporation Ltd., a corporation organized under the laws of the Province of New Brunswick, Canada ("SAPAC"). RIAS is a wholly-owned subsidiary of Roche Holdings, Inc., a Delaware corporation ("Holdings Inc."), which is in turn a wholly-owned subsidiary of Roche Finance Ltd., a Swiss company ("Finance"). SAPAC and Finance are each wholly-owned subsidiaries of Roche Holding Ltd., a Swiss company ("Holding Ltd."). Pursuant to an agreement, Professor Kurt Jenny has the power to vote a majority of the voting securities of Holding Ltd. Each of Professor Jenny, Holding Ltd., Finance, Holdings Inc., SAPAC and Pharmholding expressly disclaim beneficial ownership of the shares. Also includes 5,000,000 shares that may be acquired by Roche within 60 days of April 1, 2002 upon the exercise of warrants. The above information is based on a Schedule 13D filed by Roche with the U.S. Securities and Exchange Commission ("SEC") on November 15, 2000.

 (2) Consists of 1,887,760 shares held by Sprout Capital VII, L.P. ("Sprout"); 217,009 shares held by DLJ First ESC, L.L.C. ("DLJ First"); 43,401 shares held by DLJ Capital Corporation ("DLJ Capital"); and 21,928 shares held by the Sprout CEO Fund, L.P. ("Sprout CEO"). DLJ Capital is the managing general partner of Sprout and Sprout CEO and has voting and investment control over the shares held by those two entities. DLJ LBO Plans Management Corporation ("DLJ LBO") is the manager of DLJ First and has voting and investment control over the shares held by DLJ First. DLJ Capital and DLJ LBO both are wholly-owned subsidiaries of Credit Suisse First Boston (USA), Inc.

 (3) Zesiger Capital Group LLC disclaims beneficial ownership of these securities which are held in discretionary accounts it manages. The above information is based on a Schedule 13G filed by Zesiger Capital Group LLC with the SEC on February 14, 2002.

 (4) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

 (5) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

 (6) Includes 27,082 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

 (7) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

 (8) Includes 117,381 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

 (9) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(10) Consists of 2,170,098 of the shares held by Sprout, DLJ First, DLJ Capital and Sprout CEO as described in note (2). Dr. Curry is a consultant to DLJ Capital Corporation and acts as attorney-in-fact with respect to its investment in us and thus may be considered the beneficial owner of the shares described in note (2). Dr. Curry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 6,000 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(11) Includes 20,000 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(12) Includes 31,064 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(13) Includes 56,748 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(14) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(15) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(16) Consists entirely of shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

(17) See notes (4) through (7) and (10) through (14) above. Includes 564,596 shares that may be acquired within 60 days of April 1, 2002 upon the exercise of options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

       In accordance with our by-laws, our Board of Directors has fixed the number of directors at six for the coming year. Our Board of Directors is divided into three classes, with the members of each class elected for three-year terms and the term for each class expiring in successive years.

       At the meeting, one Class II director will be elected to hold office for three years until his successor is duly elected and qualified. Our Board of Directors has nominated Haywood D. Cochrane, Jr. for election for a term expiring in 2005. Mr. Cochrane is currently one of our directors and has consented to be nominated and to serve if elected. In the event that Mr. Cochrane is unable to serve as a director, the shares represented by proxy will be voted for the person, if any, designated by our Board of Directors to replace Mr. Cochrane. In the event that a vacancy occurs during his three year term, such vacancy may be filled by our Board of Directors for the remainder of the full term.

       Following the annual meeting, there will be a vacancy among the Class II directors, whose term expires in 2002. Under our by-laws, our Board of Directors may fill this vacancy with a director who would serve until the 2005 Annual Meeting of Stockholders.

       Under our by-laws, directors must be elected by a plurality of votes cast. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the election.

       The following table contains certain information about the nominee for election to the Board of Directors and about each other person whose term of office as a director will continue after the meeting.

                                                                                               PRESENT
                                    BUSINESS EXPERIENCE DURING PAST FIVE            DIRECTOR    TERM
      NAME AND AGE                     YEARS AND OTHER DIRECTORSHIPS                 SINCE     EXPIRES
      ------------                     -----------------------------                 -----     -------
NOMINEE FOR DIRECTOR:
 CLASS II DIRECTOR

Haywood D. Cochrane, Jr.  Mr. Cochrane has served as the Chief Executive Officer      1999      2002
Age: 53                   of Meridian Corporate Healthcare ("Meridian"), a
                          national provider of employer-sponsored healthcare
                          services to large and mid-sized employers, in Nashville,
                          Tennessee since February 1997. Prior to joining
                          Meridian, Mr. Cochrane served as a consultant to
                          Laboratory Corporation of America Holdings ("LabCorp"),
                          a national clinical laboratory testing company. From
                          April 1995 to November 1996, he was Executive Vice
                          President, Chief Financial Officer and Treasurer of
                          LabCorp. Mr. Cochrane was an employee of National Health
                          Laboratories, Inc. ("NHL") from June 1994 to April 1995,
                          following NHL's acquisition of his former employer
                          Allied Clinical Laboratories, Inc. ("Allied"). Mr.
                          Cochrane was President and Chief Executive Officer of
                          Allied from its formation in 1989 until its acquisition
                          by NHL in June 1994. Mr. Cochrane is currently a
                          director at JDN Realty, Inc., Ameripath, Inc. and Sonus
                          Corp., all publicly traded companies as well as CHD
                          Meridian. Mr. Cochrane received a B.A. in political
                          science from the University of North Carolina at Chapel
                          Hill.

                                                                                               PRESENT
                                    BUSINESS EXPERIENCE DURING PAST FIVE            DIRECTOR    TERM
      NAME AND AGE                     YEARS AND OTHER DIRECTORSHIPS                 SINCE     EXPIRES
      ------------                     -----------------------------                 -----     -------
CONTINUING DIRECTORS:
 CLASS III DIRECTORS

Thomas A. Bonfiglio, M.D. Dr. Bonfiglio serves as Senior Attending Pathologist and    1999      2003
Age: 59                   Head, Division of Pathology at The Rochester General
                          Hospital in Rochester, New York. Dr. Bonfiglio is also a
                          Clinical Professor at the University of Rochester's
                          Department of Pathology and Laboratory Medicine, where
                          he has maintained various academic positions since 1971.
                          Since 1969, Dr. Bonfiglio has held pathology positions
                          at various hospitals, most recently as Pathologist in
                          Chief at Strong Memorial Hospital from 1989 to 1997. He
                          is a past president of the American Society of Clinical
                          Pathologists and the American Society of Cytopathology
                          and has authored numerous medical publications. He was
                          previously a director of NeoPath, Inc., until the
                          acquisition of NeoPath by us on September 30, 1999.

David A. Thompson         Mr. Thompson retired in June 1995 from Abbott               1999      2003
Age: 60                   Laboratories ("Abbott"), a manufacturer and distributor
                          of pharmaceutical and nutritional products, where he
                          served in various capacities since 1964. From August
                          1983 to July 1990, he was Abbott's Vice President,
                          Diagnostic Operations and President, Diagnostics
                          Division. From July 1990 to June 1994, he was Abbott's
                          Senior Vice President, Diagnostic Operations and
                          President, Diagnostics Division, and from June 1994
                          until his retirement, he was Abbott's Senior Vice
                          President, Strategic Improvement Processes. Mr. Thompson
                          is currently Chief Executive Officer of Diagnostic
                          Marketing Strategies, a private consulting firm. Mr.
                          Thompson is also a director of Third Wave Technologies,
                          Inc. and St. Jude Medical, Inc. He was previously a
                          director of NeoPath, Inc., from June 1995 until the
                          acquisition of NeoPath by us on September 30, 1999.

CLASS I DIRECTORS

Robert E. Curry, Ph.D.    Since July 1, 2001, Dr. Curry has been engaged as a         1996      2004
Age: 55                   consultant to DLJ Capital Corporation, a wholly-owned
                          subsidiary of Credit Suisse First Boston (USA), Inc.
                          ("CSFB"). He joined the Sprout Group ("Sprout"), a
                          submanager of various venture capital funds within the
                          CSFB organization, as a general partner in May 1991.
                          Prior to joining Sprout, Dr. Curry served in various
                          capacities with Merrill Lynch R&D Management and Merrill
                          Lynch Venture Capital from 1984, including as President
                          of both organizations from January 1990 to May 1991.
                          Previously, Dr. Curry was a Vice President of Becton,
                          Dickinson and Company, a pharmaceutical company, from
                          May 1980 to July 1984, and General Manager of Bio-Rad
                          Laboratories Inc.'s Diagnostics Systems Division from
                          August 1976 to May 1980. He currently is a director of
                          Adeza Biomedical, Inc., Instrumentation Metrics, Inc.,
                          Emerald BioAgriculture, Inc., Prometheus Laboratories,
                          Inc., Photon Technology International, Inc. and
                          Pathology Partners, Inc. Dr. Curry received a B.S. from
                          the University of Illinois, and a M.S. and Ph.D. in
                          chemistry from Purdue University.

                                                                                               PRESENT
                                    BUSINESS EXPERIENCE DURING PAST FIVE            DIRECTOR    TERM
      NAME AND AGE                     YEARS AND OTHER DIRECTORSHIPS                 SINCE     EXPIRES
      ------------                     -----------------------------                 -----     -------
Paul R. Sohmer, M.D.      Dr. Sohmer has served as our Chairman of the Board since    2000      2004
Age: 53                   November 2000, and as our President and Chief Executive
                          Officer since June 2000. Prior to joining us, Dr. Sohmer
                          served as the President and Chief Executive Officer of
                          Neuromedical Systems, Inc., a supplier of cytology
                          screening and anatomic pathology diagnostic equipment
                          and services to laboratories, from 1997 through 1999.
                          From 1996 until 1997, Dr. Sohmer served as President of
                          a consulting firm which he founded. From 1993 to 1996,
                          he served as President and Chief Executive Officer of
                          Genetrix, Inc., a genetic services company based in
                          Scottsdale, Arizona. From 1991 through 1993, Dr. Sohmer
                          was the Corporate Vice-President of Professional
                          Services and President of the Professional Services
                          Organization for Nichols Institute, a clinical
                          laboratory company, where he was responsible for sales,
                          marketing, information systems, logistics, and clinical
                          studies. From 1985 until 1991, Dr. Sohmer served as the
                          President and Chief Executive Officer of Pathology
                          Institute in Berkeley, California, during which time he
                          founded and served as Medical Director of the Chiron
                          Reference Laboratory. Dr. Sohmer received a B.A. degree
                          from Northwestern University and an M.D. from Chicago
                          Medical School.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF HAYWOOD D. COCHRANE, JR. AS A CLASS II DIRECTOR.

COMMITTEES OF THE BOARD

       Our Board of Directors has standing Audit and Compensation Committees. Additionally, our Board of Directors formed a Nominating Committee in February 2002 for the purpose of nominating a suitable candidate to fill the upcoming vacancy on our Board of Directors following the annual meeting.

The Audit Committee

       Our Audit Committee currently consists of Dr. Richard A. Charpie, David
A. Thompson and Haywood D. Cochrane, Jr. each of whom is independent as defined by applicable Nasdaq National Market standards governing the qualifications of audit committee members. Following the 2002 annual meeting, Dr. Charpie will no longer serve on the Audit Committee due to the expiration of his term as a director. A current or new director will be appointed to fill the vacancy on the Audit Committee upon Dr. Charpie's resignation. The Audit Committee assists our Board of Directors in the discharge of its duties and responsibilities by selecting and evaluating our independent auditors, providing our Board of Directors with an independent review of our financial health and the reliability of our financial contracts and financial reporting systems. Our Audit Committee reviews the general scope of our annual audit, the fee charged by our independent auditors and other matters relating to internal control systems. Our Audit Committee held three meetings in 2001. Our Audit Committee operates under a written charter adopted by our Board of Directors on April 27, 2000. Prior to the annual meeting, our Audit Committee will adopt an amended charter, a copy of which is included as Appendix A to this proxy statement. See "Report of the Audit Committee" in this proxy statement.

Compensation Committee

       Our Compensation Committee currently consists of Drs. Curry and Bonfiglio. The Compensation Committee determines the compensation paid to all of our executive officers, including our Chief Executive Officer. Our Compensation Committee's responsibilities include, reviewing the performance of our Chief Executive Officer and our other executive officers and making determinations as to their cash and equity-based compensation and benefits, and administering employee stock option grants and stock awards made under our Equity Incentive Plan. Our Compensation Committee held three meetings in 2001.

Nominating Committee

       In February, 2002, our Board of Directors established a Nominating Committee to identify and screen potential candidates to be nominated to fill the vacancy on our Board of Directors created by the expiration of Dr. Charpie's term as a director following the 2002 annual meeting. Dr. Paul R. Sohmer, Dr. Bonfiglio, and Mr. Thompson were appointed to our Nominating Committee with Dr. Sohmer appointed as Chair of the committee. Our Nominating Committee has held one meeting. Our Nominating Committee will not consider nominees recommended by stockholders.

ATTENDANCE AT MEETINGS

       During the year ended December 31, 2001, our Board of Directors held nine meetings. Each of our directors attended at least 75% of our Board of Directors meetings and meetings of committees of our Board of Directors of which they were a member, except that Mr. Thompson attended 67% of the aggregate of such meetings.

DIRECTOR COMPENSATION

       All of our non-employee directors who beneficially own (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) less than 3% of our outstanding common stock are paid $10,000 per year for service as a director, payable quarterly.

       In addition, our directors receive compensation for their service on our Board of Directors pursuant to our 1997 Director Stock Option Plan (the "Director Plan"), which our Board of Directors and stockholders adopted in June 1997 and amended in June 2000. All of our directors who (1) are not our employees, (2) do not beneficially own 3% or more of our outstanding stock and
(3) are not otherwise excluded by resolution of our Board of Directors (the "Eligible Directors"), are currently eligible to participate in our Director Plan. There are 300,000 shares of common stock reserved for issuance under our Director Plan. Upon the election or reelection of an Eligible Director, such director will be automatically granted an option to purchase 30,000 shares of our common stock. Options become exercisable with respect to 10,000 shares on each anniversary of the date of grant for a period of three years, provided that the director is still serving on our Board of Directors at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sales price for our common stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of common stock or a combination of both.

                                   PROPOSAL 2

                    APPROVAL OF AN AMENDMENT TO OUR RESTATED
                          CERTIFICATE OF INCORPORATION

GENERAL

       Our Restated Certificate of Incorporation currently authorizes the issuance of 49,000,000 shares of common stock and 1,000,000 shares of preferred stock. On February 4, 2002, our Board of Directors approved an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 49,000,000 shares to 75,000,000 shares, subject to stockholder approval.

CURRENT USE OF SHARES

       As of April 1, 2002, there were 37,454,684 shares of common stock outstanding or reserved for issuance (including shares subject to outstanding options), with no shares held by us in treasury. This total number of shares includes 4,996,325 shares reserved for issuance or issued under our Equity Incentive Plan, 1,000,000 shares reserved for issuance or issued under our 2001 Employee Stock Purchase Plan and 300,000 shares reserved for issuance or issued under our Director Plan. In addition, as described in Proposal 3 below, we are asking the stockholders to approve an increase of 1,725,000 shares for issuance under the Equity Incentive Plan. As of the date of this proxy statement, there were no shares of preferred stock issued or outstanding.

PURPOSE OF THE PROPOSED AMENDMENT

       Our Board of Directors believes that increasing the number of authorized shares of our common stock is essential to ensure that we continue to have an adequate number of shares of common stock available for future use. Our Board of Directors believes that the proposed increase will make available a sufficient number of authorized shares of common stock for future issuances including, financings, corporate mergers and acquisitions, use in employee benefit plans, stock splits, stock dividends or other corporate purposes. The availability of additional shares of common stock will provide us with greater flexibility in taking any of these actions and would allow us to issue shares of our common stock without the delay or expense of obtaining stockholder approval, except to the extent required by state law or Nasdaq requirements for particular transactions. As of the date of this proxy statement, we had no agreements, commitments or plans with respect to the sale or issuance of additional shares of common stock, other than with respect to those shares of common stock reserved for issuance as noted above.

EFFECTS OF THE PROPOSED AMENDMENT

       The proposed amendment would increase the number of shares of our common stock available for issuance, but would have no effect upon the terms of our common stock or the rights of holders of our common stock. Common stockholders are not now, and will not be, entitled to preemptive or other rights to subscribe for additional shares of our common stock. If this proposal is adopted, additional shares of authorized common stock (as well as all currently authorized but unissued shares of common stock) would be available for issuance without further action by the stockholders, subject to Nasdaq stockholder approval requirements for certain issuances of additional shares of common stock. While our Board of Directors will authorize the issuance of additional shares of common stock based on its judgment as to our best interests and that of our stockholders, future issuances of common stock could have a dilutive effect on existing stockholders and on earnings per share. In addition, the issuance of additional shares of common stock, as well as the availability of preferred stock that the Board may issue on such terms as it selects, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF US AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 3

               APPROVAL OF AMENDMENT TO OUR EQUITY INCENTIVE PLAN

GENERAL

       On June 26, 1997, our stockholders adopted and approved the Equity Incentive Plan and we reserved 2,086,325 shares of common stock for issuance under the plan. On May 26, 1999 and June 1, 2000, our stockholders approved additional amendments to the Equity Incentive Plan to increase the number of shares of common stock available for issuance by 900,000 and 1,585,000 shares, respectively. On January 15, 2002, our Board of Directors approved an amendment to the Equity Incentive Plan to increase the number of shares of common stock available for issuance by 425,000 shares from 4,571,325 shares to 4,996,325 shares. We obtained confirmation from the Nasdaq National Market that the increase of 425,000 shares was immaterial, and, as such, stockholder approval was not required in order to amend the Equity Incentive Plan. Currently, the total number of shares that we may issue under the Equity Incentive Plan is 4,996,325 shares, subject to adjustment for stock splits and similar capital changes. As of April 1, 2002, 232,155 shares remained available for future issuances under the Equity Incentive Plan.

PROPOSED AMENDMENT TO THE EQUITY INCENTIVE PLAN

       On February 4, 2002, our Board of Directors approved an amendment to the Equity Incentive Plan, subject to stockholder approval, to increase the number of shares issuable under the Equity Incentive Plan by an additional 1,300,000 shares from 4,996,325 shares to 6,296,325 shares. Our Board of Directors is requesting stockholder approval of the proposed 1,300,000 shares increase, as well as the 425,000 share increase approved by our Board of Directors in January 2002, in order to ensure that all shares of common stock issued pursuant to awards under the Equity Incentive Plan may be treated as incentive stock options under the Internal Revenue Code of 1986, as amended. If the stockholders approve the proposed amendment, the number of shares available for issuance under the Equity Incentive Plan would be increased by a total of 1,725,000 shares. A copy of the Equity Incentive Plan as proposed to be amended is included as Appendix B to this proxy statement.

       We need additional shares of common stock for use under the Equity Incentive Plan to ensure that a sufficient number of shares of common stock are available for Awards to eligible persons in the future. If this proposed amendment is not approved by the stockholders, no grants of Awards will be made under the Equity Incentive Plan once Awards covering the shares of our common stock currently available under the Equity Incentive Plan are granted. The proceeds we receive from the exercise of options under the Equity Incentive Plan are used for general corporate purposes.

SUMMARY OF THE EQUITY INCENTIVE PLAN

       The purpose of the Equity Incentive Plan is to attract and retain employees and consultants and to provide an incentive for these persons to achieve long-range performance goals. The Equity Incentive Plan permits us to grant equity awards, referred to as Awards, to our employees and consultants, including incentive and non-statutory stock options, stock appreciation rights, performance shares, restricted stock and stock units. To date, we have granted only incentive stock options, non-statutory stock options and restricted stock under the Equity Incentive Plan. Any options we grant under the Equity Incentive Plan upon assuming or substituting outstanding grants of an acquired company will not reduce the number of shares available under the plan. If the proposed amendment is approved by the stockholders, a total of 6,296,325 shares of common stock will be reserved for issuance under the Equity Incentive Plan.

       As of April 1, 2002, Awards representing an aggregate of 5,528,004 shares of common stock had been granted, while Awards representing 763,834 shares of common stock had been cancelled, leaving 4,764,170 shares represented by Awards outstanding or exercised. The closing price of our common stock as reported by the Nasdaq National Market on April 1, 2002 was $5.66.

ADMINISTRATION AND ELIGIBILITY

       The Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. Subject to certain limitations, our Compensation Committee may delegate to one or more of our executive officers the power to make awards to participants who are not our executive officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, or who are "covered employees" for purposes of Section 162(m) of the Internal Revenue Code. As of April 1, 2002, there were approximately 220 employees eligible to participate in the Equity Incentive Plan.

       Awards under the Equity Incentive Plan are granted at the discretion of our Compensation Committee, which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to the Award and the time at which such options become exercisable. Although our Compensation Committee has discretion in granting Awards, the exercise price of any incentive stock option, or ISO, may not be less than 100% of the fair market value of our common stock on the date of the grant. Nonstatutory options also are generally granted at fair market value. The maximum number of shares subject to Awards that may be granted to any participant within any fiscal year may not exceed 1,000,000 shares. The term of any ISO granted under the Equity Incentive Plan may not exceed ten years, and no ISO may be granted under the Equity Incentive Plan more than ten years from the Equity Incentive Plan's adoption. When a participant's employment is terminated, vested options are generally cancelled if not exercised within a specified time. An option holder may not transfer an ISO granted under the Equity Incentive Plan other than by will or the laws of descent and distribution. Other Awards are transferable to the extent provided by our Compensation Committee.

EQUITY AWARDS GRANTED UNDER THE EQUITY INCENTIVE PLAN

       The following table presents information with respect to options granted under the Equity Incentive Plan since its adoption through December 31, 2001 to:

       -     the officers named in the Summary Compensation Table;

       -     all executive officers as a group;

       -     all non-employee directors as a group; and

       -     all non-executive officer employees as a group.

       Other than the grants to non-employee directors described in "ELECTION OF DIRECTORS -- Director Compensation," amounts of future awards under the Equity Incentive Plan are not determinable because, under the terms of the Equity Incentive Plan, these grants are made at the discretion of our Compensation Committee.

NAME                                                           STOCK OPTION AWARDS
----                                                           -------------------
Paul R. Sohmer, M.D. .......................................          893,000
President and Chief Executive Officer

Stephen P. Hall.............................................          100,000
Senior Vice President, Chief Financial Officer

John G.R. Hurrell, Ph.D. ...................................          100,000
Senior Vice President, TriPath Oncology, Inc.

Ray W. Swanson, Jr. ........................................          100,000
Senior Vice President of Commercial Operations

Thomas Gahm, Ph.D. .........................................          235,692
Vice President of Computer Science

Mary K. Norton..............................................          183,122
Vice President of Regulatory/Government Affairs and Quality
  Assurance

David H. Robison(1).........................................          251,641
Vice President of Operations

Roger W. Martin.............................................          147,500
Vice President of Sales and Marketing(2)

Executive Officer Group (4 persons).........................        1,193,000

Non-Employee Director Group (5 persons)(3)..................               --

Non-Executive Officer Employee Group (304 persons)..........        4,318,151

---------------------------

(1)   Mr. Robison served as Vice President of Operations until December 31,
      2001.

(2)   Mr. Martin served as Vice President of Sales and Marketing until July
      2001.

(3) Our non-employee directors are not eligible to receive options under the Equity Incentive Plan. Any options granted to eligible non-employee directors are granted under our 1997 Director Stock Option Plan.

       Of the nominees for election as director, Mr. Cochrane has not received any options under our Equity Incentive Plan, but has received options to purchase a total of 30,000 shares under our 1997 Director Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

Incentive Stock Options

       An optionee does not realize taxable income upon the grant or exercise an ISO under the Equity Incentive Plan. If the optionee holds the shares issued upon exercise of an ISO for at least:

       -   two years from the date of grant; and

       -   one year from the date of exercise,

then upon sale of the shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss. In that event, we may not take a deduction for federal income tax purposes. The exercise of an ISO gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

       If the optionee disposes of shares of common stock acquired upon the exercise of an ISO before the end of either of the prescribed holding periods, known as a "disqualifying disposition", then the optionee realizes ordinary income in the year of disposition to the extent that the fair market value of the shares on the date of exercise exceeds the exercise price, and we would be entitled to deduct that amount. Any further gain realized by the optionee would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options

       An optionee does not realize income at the time a nonstatutory option is granted. Upon exercise of the option, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. We would receive a tax deduction for the same amount. Upon disposition of the shares, any appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for us.

       An optionee who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock in connection with a change in control might be deemed to have received an "excess parachute payment" under federal tax law. In this case, the optionee may be subject to an excise tax, and we may be denied a tax deduction.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             EXECUTIVE COMPENSATION

       The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of our executive officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       Our executive compensation policy is designed to increase stockholder value by attracting, retaining and motivating executive officers to maximize our performance. Generally, we have set the salaries of our executive officers at slightly below industry averages and provided for significant variable compensation through stock options. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company to link a meaningful portion of the executive's compensation with the performance of our common stock. In addition, we also offer a cash incentive program. Various other benefits include medical, life insurance and retirement savings plans generally available to all of our employees.

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

       Our policy is to set base salaries of our executives at industry averages, as determined using compensation surveys for our industry. We review base salaries of our executives on an annual basis and may adjust them in light of the executives' prior performance as well as independent compensation data for our industry. Base salaries for our executive officers for fiscal year 2001 were determined after considering the base salary level of our executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation.

Cash Incentive Compensation

       In 2001, we implemented a cash incentive program for our executive officers. Due to our performance, however, we did not pay any cash incentives to any of our executive officers in 2001. We believe that a cash-based incentive plan is an appropriate means to provide our executive officers with competitive compensation. Cash bonuses are tied directly to our financial performance and the contribution of each executive to such performance. In order to determine such contribution, we review and evaluate the performance of the department or activity for which each executive has responsibility, the impact of that department or activity on our business and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

Stock Options

       In general, stock options are granted to our executive officers at the time of their hire and at such other times as we may deem appropriate. In reviewing option grants, we use the same industry survey data as used in its analysis of base salaries. We base our stock option award decisions upon a comparison with the equity ownership of officers holding similar positions in other medical technology companies, as well as upon the number of options and shares currently held by the executive and performance factors.

       In granting stock options, it is our goal to align the interests of our management with those of our stockholders. In order to maintain the incentive aspects of these grants, we have determined that a significant percentage of any executive officer's stock options should be unvested option shares. Consistent with this determination, we generally grant options with a four-year vesting period and periodically review individual officer stock option holdings. We also issue stock options to lower the overall cash cost of compensation to us.

Benefits

       We provide medical, life insurance and retirement savings benefits to our executive officers on terms generally available to all of our employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

       From January 1, 2001 through December 31, 2001, we paid Dr. Paul R. Sohmer, our President and Chief Executive Officer, a base salary of $382,212. We did not grant to Dr. Sohmer any options as part of his 2001 compensation. However, in January 2001, we granted to Dr. Sohmer options to purchase 443,000 shares of common stock which were intended to be part of Dr. Sohmer's overall 2000 compensation, and therefore, were reported in our proxy statement for the 2001 Annual Meeting of Stockholders.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

       Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility by a public company of compensation in excess of one million dollars paid to any of its five most highly compensated executive officers. Outstanding stock options granted under our Equity Incentive Plan will not be subject to the limitation under applicable regulations. Our Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by us is fully deductible in accordance with
Section 162(m) of the Code. Our Compensation Committee may, however, in a particular case, approve compensation that may not be deductible under Section 162(m).

                                   By the Compensation Committee,

                                   THOMAS A. BONFIGLIO, M.D.
                                   ROBERT E. CURRY, PH.D.

                           SUMMARY COMPENSATION TABLE

       The following table sets forth certain compensation information for the year ended December 31, 2001 for:

       -   our Chief Executive Officer;

       - our four most highly compensated executive officers whose total salary exceeded $100,000; and

       - one additional individual for whom disclosure would have been required but for the fact that he was not serving as an executive officer at December 31, 2001 (together, the "Named Executive Officers").

                                                                          LONG-TERM      ALL OTHER
                                                                        COMPENSATION    COMPENSATION
                                              ANNUAL COMPENSATION          AWARDS           (2)
                                          ----------------------------------------------------------
                                                                         SECURITIES
                                                                         UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR    SALARY      BONUS     OPTIONS(#)(1)
---------------------------               ----    ------      -----     -------------
Paul R. Sohmer, M.D. ...................  2001   $382,212          --           --(4)            --
President and Chief Executive Officer     2000   $183,217(3) $125,000      893,000(4)            --

Thomas Gahm, Ph.D. .....................  2001   $194,352          --       40,000           $5,250
Vice President of Computer Science        2000   $181,577          --        9,948           $5,447
                                          1999   $175,657          --       34,209           $2,006

David H. Robison........................  2001   $175,373(5)       --       40,000           $5,161
Vice President of Operations              2000   $170,027          --       44,244           $5,043
                                          1999   $170,240          --       43,578               --

Mary K. Norton..........................  2001   $153,846          --       40,000           $4,615
Vice President of Regulatory/             2000   $146,269          --       41,945           $4,388
Government Affairs and Quality            1999   $123,157                   37,959               --
Assurance

Ray W. Swanson, Jr. ....................  2001   $134,615          --      100,000          $60,711(7)
Senior Vice President of Commercial
Operations(6)

Roger W. Martin.........................  2001   $151,264(9)       --       65,000          $74,776(10)
Vice President of Sales and               2000   $141,534          --        9,063           $1,872
Marketing(8)                              1999     $8,238(11)       --      75,000               --

---------------------------

 (1) Refer to the table "Option Grants in the Last Fiscal Year" below for details concerning the terms of the options granted during 2001.

 (2) Represents contributions by us to our 401(k) plan on behalf of the Named Executive Officers.

 (3) Dr. Sohmer joined us in June 2000. This number represents a portion of Dr. Sohmer's $350,000 annual base salary that we paid to him from June 2000 until the end of 2000.

 (4) We did not grant to Dr. Sohmer any options as part of his 2001 compensation. However, in January 2001, we granted to Dr. Sohmer options to purchase 443,000 shares of common stock which were intended to be part of Dr. Sohmer's overall 2000 compensation, and therefore, were reported in our proxy statement for the 2001 Annual Meeting of Stockholders.

 (5) Mr. Robison served as our Vice President of Operations until December 31, 2001.

 (6) Ray W. Swanson, Jr. has served as our Senior Vice President of Commercial Operations since May, 2001.

 (7) Includes $55,461 representing a relocation expense payment we made to Mr. Swanson.

 (8) Mr. Martin served as our Vice President of Sales and Marketing until July 2001.

 (9) Includes $46,350 we paid in severance payments and $10,963 we paid in accrued vacation pay to Mr. Martin from July 2001 until the end of the year. We paid these amounts to Mr. Martin pursuant to a severance arrangement made at the time of Mr. Martin's departure.

(10) Includes $69,526 we paid Mr. Martin under the terms of a non-compete agreement.

(11) Mr. Martin joined us as our Vice President of Sales and Marketing in December 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

       The following table sets forth certain information regarding options that we granted during the fiscal year ended December 31, 2001 to our Named Executive Officers.

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                       PERCENT OF                                       ANNUAL RATES OF
                         NUMBER OF       TOTAL                                            STOCK PRICE
                         SECURITIES     OPTIONS                                        APPRECIATION FOR
                         UNDERLYING    GRANTED TO                                         OPTION TERM
                          OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION     ---------------------
         NAME            GRANTED(2)   FISCAL YEAR      PER SHARE         DATE         5%(1)       10%(1)
         ----            ----------   ------------   --------------   ----------     --------   ----------
Paul R. Sohmer, M.D. ..        --            --               --             --            --           --
Thomas Gahm, Ph.D. ....    40,000          5.49%        $10.9375       01/24/11       $53,123     $343,735
David H. Robison.......    40,000          5.49%        $10.9375       01/31/03(3)         $0           $0
Mary K. Norton.........    40,000          5.49%        $10.9375       01/24/11       $53,123     $343,735
Ray W. Swanson, Jr.....   100,000(4)      13.74%           $5.46       04/29/11      $657,808   $1,384,338
Roger W. Martin........    40,000          5.49%        $10.9375       08/31/02(5)         $0           $0
                           25,000          3.43%        $10.9375       08/31/02(5)         $0           $0

---------------------------

(1) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% rates required by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock. No gain to the optionee is possible without an increase in price of the underlying common stock, which will benefit all stockholders proportionately.

(2) Unless otherwise noted, we granted these options on January 24, 2001. They become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

(3) These options expire in 2003 due to the option holders' termination of employment with us in 2002. Under the terms of the option, if we terminate the option holder as an employee or consultant for any reason other than for cause, then the option holder has the right to exercise his options within 12 months from the date of termination.

(4) We granted these options on April 29, 2001. They become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.

(5) These options expire in 2002 due to the option holders' termination of employment with us in 2001. Under the terms of the option, if we terminate the option holder as an employee or consultant for any reason other than for cause, then the option holder has the right to exercise his options within 12 months from the date of termination.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

       The following graph shows the cumulative stockholder return of our common stock from September 5, 1997 (the first trading day for our common stock) through December 31, 2001 as compared with that of the Nasdaq (U.S. Companies) Index and the Hambrecht & Quist Healthcare Section Excluding Biotech Index. The total stockholder return is measured by dividing the per share price change of the respective securities, plus dividends, if any, for each fiscal year shown by the share price at the end of the particular fiscal year. The graph assumes the investment of $100 in our common stock and each of the comparison groups on September 5, 1997 and assumes the reinvestment of dividends. We have never declared a dividend on our common stock. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TRIPATH IMAGING, INC.,
                       NASDAQ (U.S. COMPANIES) INDEX AND
          HAMBRECHT & QUIST HEALTHCARE SECTION-EXCLUDING BIOTECH INDEX

                                         (PERFORMANCE CHART)

                                      9/5/1997   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
                                      --------   ----------   ----------   ----------   ----------   ----------
TriPath Imaging, Inc.                 $ 100.00   $   71.25    $   41.88    $   41.25    $   87.50    $   75.30
Nasdaq Stock Market (U.S.)            $ 100.00   $   96.20    $  135.17    $  244.19    $  151.64    $  120.20
H&Q Healthcare-Excluding Biotech      $ 100.00   $  101.95    $  123.87    $  108.23    $  169.30    $  167.01

                       COMPENSATION COMMITTEE INTERLOCKS,
                 INSIDER PARTICIPATION AND CERTAIN TRANSACTIONS

       Our Compensation Committee consists of Drs. Bonfiglio and Curry, neither of whom is an executive officer. Dr. Curry is a consultant to DLJ Capital Corporation ("DLJ Capital"), a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. DLJ Capital is the managing general partner of Sprout Capital VII, L.P. and Sprout CEO Fund, L.P., and acts as attorney-in-fact with respect to DLJ Capital's direct and indirect investments in us. Together, these entities are one of our principal stockholders.

                         REPORT OF THE AUDIT COMMITTEE

       In the course of its oversight of our financial reporting process, the Audit Committee of our Board of Directors has:

       - reviewed and discussed with our management and Ernst & Young LLP, our independent auditor, our audited financial statements for the fiscal year ended December 31, 2001;

       - discussed with our auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

       - received the written disclosures and the letter from our auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

       - reviewed with our management and our auditor our critical accounting policies;

       - discussed with our auditor the quality and adequacy of our internal controls;

       - discussed with our auditor any relationships that may impact its objectivity and independence; and

       - considered whether the provision of non-audit services by our auditor is compatible with maintaining their independence.

       Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

       Our Audit Committee has also reviewed and recommended revision of the Audit Committee Charter, the current form of which is attached to this proxy statement as Appendix A.

                                                     By the Audit Committee,

                                                     HAYWOOD D. COCHRANE, JR.
                                                     RICHARD A. CHARPIE, PH.D.
                                                     DAVID A. THOMPSON

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, our executive officers and persons who own beneficially more than 10% of our common stock file initial reports of ownership and changes in ownership of our securities with the SEC. Section 16(a) also requires these individuals to furnish us with copies of all Section 16(a) reports that they file.

       To our knowledge, based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during our 2001 fiscal year, our directors, executive officers, and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that (1) one report covering one transaction was not filed as required on behalf of Richard A. Charpie in 2001, but the transaction was later reported on a Form 5 in February 2002, (2) one report covering one transaction was not filed as required in 2001 on behalf of Ms. Norton, but the transaction was later reported on a Form 4 in April 2001, and (3) one report covering one transaction was not filed as required in 2001 on behalf of Mr. Robison, but the transaction was later reported on a Form 4 in April 2001.

                        INFORMATION CONCERNING AUDITORS

       The firm of Ernst & Young LLP, independent accountants, has audited our accounts since our inception and will do so for 2002. Our Board of Directors has appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

       The fees for services provided by Ernst & Young LLP to us in 2001 were as follows:

Audit Fees                                               $121,745
All Other Services                                       $ 85,940

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

       In order to be considered for inclusion in our proxy materials for the 2003 Annual Meeting of Stockholders, we must receive stockholder nominations of persons for election to our Board of Directors and proposals of business to be considered by our stockholders no later than December 25, 2002. Proposals should be sent to the attention of our Assistant Secretary at our offices at 780 Plantation Drive, Burlington, North Carolina 27215.

                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

       Our by-laws provide that in order for a stockholder to bring business before, or propose director nominations at an annual meeting, the stockholder must give written notice to our Assistant Secretary not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. Assuming that the 2003 Annual Meeting of Stockholders is to be held on May 23, 2003, notice of stockholder proposals must be received no earlier than March 9, 2003, and no later than April 5, 2003. However, if we give our stockholders less than 65 days notice or prior public disclosure of the date of the annual meeting, the notice given by the stockholder must be received by us not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                                 OTHER MATTERS

       Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the SEC are available to stockholders upon written request addressed to our Assistant Secretary at our offices at 780 Plantation Drive, Burlington, North Carolina 27215.

                                                                      Appendix A

                             TRIPATH IMAGING, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

       The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

       In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

       This Charter shall be reviewed for adequacy on an annual basis by the Board.

MEMBERSHIP

       The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

       - Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

       - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

       In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

       The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

       The following functions shall be the common recurring activities of the Committee in carrying out its oversight role. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

       - The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual

           Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

       - As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

       - The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures and discuss with the outside auditor how the Company's financial systems and controls compare with best practices of the industry.

       - The Committee shall periodically review with management and the outside auditor the quality, as well as the acceptability, of the Company's accounting policies and discuss with the outside auditor how the Company's financial systems and controls compare with best practices of the industry.

       - The Committee shall review with management and the outside auditor the Company's accounting policies, which may be viewed as critical.

       - The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action regarding the independence of the outside auditor.

       - The Committee shall be consulted regarding retention of the outside auditor to perform any significant non-audit services for the Company and the effect of such retention on the outside auditor's independence.

       - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

       - The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

       - Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration.

       The Committee shall report to the Board whether, based on the foregoing reviews and discussions, the Committee recommends that the financial statements be included in the Company's Annual Report on Form 10-K.

                                                                      Appendix B

                             TRIPATH IMAGING, INC.

                              AMENDED AND RESTATED
                           1996 EQUITY INCENTIVE PLAN

1.      Purpose.

       The purpose of the TriPath Imaging, Inc. 1996 Amended and Restated Equity Incentive Plan (the "Plan") is to attract and retain key personnel of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Common Stock.

2.      Administration.

       The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions delegated to the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.      Eligibility.

       All employees, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.      Stock Available for Awards.

       (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 6,296,325 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

       (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price with respect to any of the foregoing, and (iv) if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award; provided that in the case (i) or (ii) above the number of shares subject to any Award shall always be a whole number.

       (c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares, subject to adjustment under subsection (b).

5.      Stock Options.

       (a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which in the case of Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

       (b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

       (c) Payment. Payment for shares to be delivered pursuant to any exercise of an Option may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

6.      Stock Appreciation Rights.

       (a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

       (b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant, provided that such an SAR granted to a new employee or consultant within 90 days of the date of employment may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date of employment.

7.      Restricted Stock.

       (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

       (b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Notwithstanding the foregoing, in the Committee's discretion, Awards in the form of Restricted Stock may be made transferable to a limited liability corporation controlled solely by the Participant. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

8.      General Provisions Applicable to Awards.

       (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. Awards, unless Incentive Stock Options, may also be made transferable pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

       (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

       (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

       (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

       (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

       (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a "change in control" (as defined by the Committee) of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control,
(iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

       (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

       (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

       (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

       (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required if the action, taking into account any related action, would adversely affect the Participant.

9.      Certain Definitions.

       "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

       "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

       "Board" means the Board of Directors of the Company.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

       "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If the Committee is authorized to grant Options to a Reporting Person or a Covered Employee, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively. In the event no such Committee is appointed, then "Committee" means the Board.

       "Common Stock" means the Common Stock, $0.01 par value, of the Company.

       "Company" means TriPath Imaging, Inc., a Delaware corporation.

       "Covered Employee" means a person whose income is subject to Section 162(m) of the Code.

       "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

       "Fair Market Value" means, with respect to the Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

       "Participant" means a person selected by the Committee to receive an Award under the Plan.

       "Reporting Person" means a person subject to Section 16 of the Exchange Act.

10.      Miscellaneous.

       (a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

       (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

       (c) Effective Date. This Amended and Restated 1996 Equity Incentive Plan became effective on June 26, 1997.

       (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

       (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                               ******************

This Plan was approved by the Board of Directors on November 22, 1996.

This Plan was amended by the Board of Directors on May 19, 1997.

This Plan, as amended, was approved by the stockholders on June 26, 1997.

This Plan was amended and restated by the Board of Directors on June 24, 1997.

This Plan, as amended and restated, was approved by the stockholders on June 26, 1997.

This Plan was amended by the Board of Directors on February 2, 1999.

This Plan, as amended, was approved by the stockholders on May 26, 1999.

This Plan, as amended, was approved by the stockholders on June 1, 2000.

This Plan was amended by the Board of Directors on January 15, 2002.

This Plan was amended by the Board of Directors on February 4, 2002.

This Plan, as amended, was approved by the stockholders on         , 2002.

                             TRIPATH IMAGING, INC.

                              780 PLANTATION DRIVE

                        BURLINGTON, NORTH CAROLINA 27215

                                 (336) 222-9707

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of TriPath Imaging, Inc. ("TriPath Imaging") hereby appoints Paul R. Sohmer, M.D., Stephen P. Hall and James T. Barrett, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of TriPath Imaging that the undersigned is entitled to vote at the Annual Meeting of Stockholders of TriPath Imaging to be held Thursday, May 23, 2002, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

1. Proposal to elect one member of our Board of Directors to serve for a three-year term as a Class II Director. For all nominees, except:

[ ]         FOR All nominees                   [ ]         WITHHOLD For all nominees

2. PROPOSAL TO approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock that we may issue by 26,000,000 shares from 49,000,000 to 75,000,000 shares.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

              MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE [ ]

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY
                 (Continued and to be signed on reverse side.)

                               [SEE REVERSE SIDE]

3. Proposal to approve an amendment to our Amended and Restated 1996 Equity Incentive Plan to increase the aggregate number of shares of our common stock available for issuance pursuant to awards under the plan by 1,725,000 shares.

      [X] Please mark your votes as in this example.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                    Signature:
                                               --------------------------------

                                    Date:
                                          -------------------------------------

                                    Signature:
                                               --------------------------------

                                    Date:
                                          -------------------------------------

                                    NOTE: Please sign exactly as name appears on
                                    stock certificate. When shares are held by joint
                                    tenants, both should sign. When signing as
                                    attorney, executor, administrator, trustee, or
                                    guardian, please give full title as such. If a
                                    corporation, please sign in full corporate name
                                    by President or other authorized officer. If a
                                    partnership, please sign in partnership name by
                                    authorized person.